Exhibit 99.1

Investor Contact: IR@Loargroup.com General Information: Info@Loargroup.com

Loar Holdings Inc. Reports Q1 2024 Results and Capital Structure Updates

May 14, 2024

WHITE PLAINS, NY., May 14, 2024 /ACCESSWIRE/ — Loar Holdings Inc. (NYSE: LOAR) (the “Company,” “we,” “us” and “our”), reported record results for the first quarter of 2024.

First Quarter 2024

•	Net sales of $91.8 million up 23.7% versus prior year’s quarter.

•	Net income for Q1 2024 was $2.2 million, up $9.8 million as compared to Q1 of 2023.

•	Adjusted EBITDA of $33.0 million, up 23.0% over prior year’s quarter.

•	Net income margin in the quarter improved to 2.4% from the prior year’s net (loss) margin of (10.1)%.

•	Adjusted EBITDA Margin in the quarter was in line with the prior year at 36.0%.

“We began the year with solid momentum, reporting a quarterly record in net sales and Adjusted EBITDA, stated Dirkson Charles, Loar CEO and Executive Co-Chairman of the Board of Directors. Adjusted EBITDA margins were strong at 36%, even after giving effect to the temporary margin dilution from the two acquisitions completed in the second half of 2023 and the continued build out of our infrastructure to meet our reporting, governance, and control needs as a public company.”

Loar reported net sales for the quarter of $91.8 million, an increase of $17.6 million or 23.7% over the prior year. Organically(1), net sales increased 11.1% or $8.3 million, to $82.5 million.

Net income for the quarter increased $9.8 million to $2.2 million from a net loss of $7.5 million in the comparable quarter a year ago. The increase in our net income for the quarter was primarily driven by an increase in operating income and a decrease in our effective income tax rate.

Adjusted EBITDA for the quarter was $33.0 million, an increase of 23.0% or $6.2 million over the first quarter of 2023. Adjusted EBITDA as a percentage of net sales was 36.0%, compared to 36.2% in the first quarter of the prior year. Please see the attached table 4 for a reconciliation of net income (loss) to EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin for the periods discussed in this press release.

(1)

Net organic sales represent net sales from our existing businesses for comparable periods and exclude net sales from acquisitions. We include net sales from new acquisitions in net organic sales from the 13th month after the acquisition on a comparative basis with the prior period.

Capital Structure Update

Glenn D’Alessandro, Chief Financial Officer and Treasurer stated, “On April 29th we closed on our initial public offering (“IPO”) which raised $330 million, net of underwriting discounts and commissions. We have used the proceeds to repay $285 million of debt under our credit agreement with the balance held for general corporate purposes. Additionally, we have amended and extended the terms of our existing credit agreement while also securing a new $50 million revolving credit facility.

Under our revised credit agreement, we have extended the maturity of our existing indebtedness to 2030. The interest rate charged under the revised agreement is SOFR+4.75% as long as we maintain a leverage ratio of less than 5.5 to 1. This represents a 250-basis point reduction from our previous interest rate under the credit agreement. In addition, availability under our delayed draw term loan commitment included in the revised credit agreement increased to $100 million. We believe that these changes to our credit agreement and additional liquidity provided by the new revolver loan provide us increased flexibility to fund future organic and inorganic growth.”

Full Year 2024 Outlook

•	Net sales – between $370 million and $374 million

•	Net income – between $25.7 million and $27.1 million

•	Adjusted EBITDA – between $132 million and $134 million

•	Net income margin – approximately 7%

•	Adjusted Earnings Per Share - between $0.41 and $0.43

•	Adjusted EBITDA Margin – approximately 36%

•	Interest expense – approximately $42 million

•	Market Assumptions – Our full year outlook is based on the following assumptions:

•	Commercial, Business Jet, and General Aviation OEM growth of low double digits

•	Commercial, Business Jet, and General Aviation aftermarket growth of low double digits

•	Defense growth of low double digits

“Across our end-markets we see strong demand for our proprietary components. For the balance of 2024 we expect increasing demand for products we supply to the commercial aftermarket,” stated Mr. Charles.

Adjusted EBITDA, Adjusted EBITDA Margin, and Adjusted Earnings Per Share are non-GAAP financial measures provided in this “Full Year 2024 Outlook” section on a forward-looking basis. We do not provide a reconciliation of such forward-looking measures to the most directly comparable financial measures calculated and presented in accordance with GAAP because to do so would be potentially misleading and not practical given the difficulty of projecting event-driven transactional and other non-core operating items in any future period. The magnitude of these items, however, may be significant.

Earnings Conference Call

A conference call for investors and security analysts is scheduled on Tuesday May 14, 2024 at 10:30a.m., Eastern Time. To participate in the call telephonically, please dial 877-407-0670 / +1 215-268-9902. International participants can find a list of toll-free numbers here. A live audio webcast will also be available at the following link as well as through the Investor section of Loar Holdings website; ir.loargroup.com

The webcast will be archived and available for replay later in the day.

About Loar Holdings Inc.

Loar Holdings Inc. is a diversified manufacturer and supplier of niche aerospace and defense components that are essential for today’s aircraft and aerospace and defense systems. Loar has established relationships across leading aerospace and defense original equipment manufacturers and Tier Ones worldwide.

Non-GAAP Supplemental Information

We present in this press release certain financial information based on our EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin, and Adjusted Earnings Per Share. References to “EBITDA” mean earnings before interest, taxes, depreciation and amortization, references to “Adjusted EBITDA” mean EBITDA plus, as applicable for each relevant period, certain adjustments as set forth in the reconciliations of net income (loss) to EBITDA and Adjusted EBITDA, and references to “Adjusted EBITDA Margin” refer to Adjusted EBITDA divided by net sales. References to “Adjusted Earnings Per Share” mean net income plus certain adjustments as set forth in the reconciliations below to derive Adjusted EBITDA from EBITDA, less the tax effect of these adjustments. EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin, and Adjusted Earnings Per Share are not measurements of financial performance under U.S. GAAP. We present EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin, and Adjusted Earnings Per Share because we believe they are useful indicators for evaluating operating performance. In addition, our management uses Adjusted EBITDA to review and assess the performance of the management team in connection with employee incentive programs and to prepare its annual budget and financial projections. Moreover, our management uses Adjusted EBITDA of target companies to evaluate acquisitions.

Although we use EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin, and Adjusted Earnings Per Share as measures to assess the performance of our business and for the other purposes set forth above, the use of non-GAAP financial measures as analytical tools has limitations, and you should not consider any of them in isolation, or as a substitute for analysis of our results of operations as reported in accordance with U.S. GAAP. Some of these limitations are:

•	EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin do not reflect the significant interest expense, or the cash requirements necessary to service interest payments on our indebtedness.

•

Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and the cash requirements for such replacements are not reflected in EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin.

•

EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin, and Adjusted Earnings Per Share exclude the cash expense we have incurred to integrate acquired businesses into our operations, which is a necessary element of certain of our acquisitions.

•	The omission of the substantial amortization expense associated with our intangible assets further limits the usefulness of EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin; and

•	EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin do not include the payment of taxes, which is a necessary element of our operations.

Because of these limitations, EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin, and Adjusted Earnings Per Share should not be considered as measures of cash available to us to invest in the growth of our business. Management compensates for these limitations by not viewing EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin, and Adjusted Earnings Per Share in isolation and specifically by using other U.S. GAAP measures, such as net sales and operating profit, to measure our operating performance. EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin, and Adjusted Earnings Per Share are not measurements of financial performance under U.S. GAAP, and they should not be considered as alternatives to net income (loss) or cash flow from operations determined in accordance with U.S. GAAP. Our calculations of EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin, and Adjusted Earnings Per Share may not be comparable to the calculations of similarly titled measures reported by other companies.

Future Looking Statements

This press release includes express or implied forward-looking statements. Forward-looking statements include all statements that are not historical facts including those that reflect our current views with respect to, among other things, our operations and financial performance. The words “anticipate,” “assume,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “future,” “will,” “seek,” “foreseeable,” the negative version of these words or similar terms and phrases may identify forward-looking statements in this press release, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this press release, including, but not limited to, the statements under the heading “Full Year 2024 Outlook,” are based on management’s current expectations and are not guarantees of future performance. Our expectations and beliefs are expressed in management’s good faith, and we believe there is a reasonable basis for them, however, the forward-looking statements are subject to various known and unknown risks, uncertainties, assumptions, or changes in circumstances that are difficult to predict or quantify. Actual results may differ materially from these expectations due to changes in global, regional, or local economic, business, competitive, market, regulatory, and other factors, many of which are beyond our control. We believe that these factors include but are not limited to the following: the almost exclusive focus of our business on the aerospace and defense industry; our heavy reliance on certain customers for a significant portion of our sales; the fact that we have in the past consummated acquisitions and our intention to continue to pursue acquisitions, and that our business may be adversely affected if we cannot consummate acquisitions on satisfactory terms, or if we cannot effectively integrate acquired operations; and the other risks and uncertainties described under “Risk Factors” of the Company’s Prospectus dated April 24, 2024 filed with the Securities and Exchange Commission (“SEC”), as well as the Company’s Quarterly Report on Form 10-Q that will be filed following this earnings release, and other periodic reports filed by the Company from time to time with the SEC.

These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this press release. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, our actual results may vary in material respects from those projected in the forward-looking statements. Any forward-looking statement made by us in this press release speaks only as of the date of this press release and is expressly qualified in its entirety by the cautionary statements included in this press release. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, investments, or other strategic transactions we may make. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable law.

Loar Holdings Inc.

Table 1: - Condensed Consolidated Balance Sheets

(Amounts in thousands) (Unaudited)

	March 31, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$28,152	$21,489
Accounts receivable, net	55,844	59,002
Inventories	82,570	77,962
Other current assets	14,654	11,830
Income taxes receivable	411	393

Total current assets	181,631	170,676
Property, plant and equipment	71,560	72,174
Finance lease assets	2,379	2,448
Operating lease assets	6,127	6,297
Other long-term assets	12,074	11,420
Intangible assets, net	308,397	316,542
Goodwill	471,792	470,888

Total Assets	$1,053,960	$1,050,445

Liabilities and member’s equity
Current liabilities:
Accounts payable	$13,884	$12,876
Current portion of long-term debt	6,896	6,896
Current portion of finance lease liabilities	200	190
Current portion of operating lease liabilities	616	609
Income taxes payable	8,526	6,133
Accrued expenses and other current liabilities	28,701	24,776

Total current liabilities	58,823	51,480
Deferred income taxes	35,163	36,785
Long-term debt, net	527,298	528,582
Finance lease liabilities	3,347	3,401
Operating lease liabilities	5,637	5,802
Environmental liabilities	1,111	1,145
Other long-term liabilities	1,936	5,109
Commitments and contingencies
Member’s equity	420,645	418,141

Total liabilities and member’s equity	$1,053,960	$1,050,445

Loar Holdings Inc.

Table – 2: Condensed Consolidated Statements of Operations

(Amounts in thousands except per common unit amounts) (Unaudited)

	Three Months Ended March 31,
	2024	2023
Net sales	$91,844	$74,246
Cost of sales	47,411	38,211

Gross profit	44,433	36,035
Selling, general and administrative expenses	22,900	18,845
Transaction expenses	176	183
Other income	—	48

Operating income	21,357	17,055
Interest expense, net	17,734	15,402

Income before income taxes	3,623	1,653
Income tax provision	(1,374)	(9,172)

Net income (loss)	$2,249	$(7,519)

Net income (loss) per common unit	$11,023.54	$(36,860.94)
Weighted average common units outstanding - basic and diluted	204	204

Loar Holdings Inc.

Table 3: - Condensed Consolidated Statements of Cash Flows

(Amounts in thousands) (Unaudited)

	Three Months Ended March 31,
	2024	2023
Operating Activities
Net income (loss)	$2,249	$(7,519)
Adjustments:
Depreciation	2,678	2,446
Amortization of intangibles and other long-term assets	7,265	6,880
Amortization of debt issuance costs	452	835
Stock-based compensation	87	92
Deferred income taxes	(1,334)	7,939
Non-cash lease expense	151	167
Changes in assets and liabilities:
Accounts receivable	3,095	(5,916)
Inventories	(4,755)	(3,893)
Other assets	(3,544)	(530)
Accounts payable	1,400	1,103
Other liabilities	3,241	1,706
Environmental liabilities	(34)	(29)
Operating lease liabilities	(138)	(187)

Net cash provided by operating activities	10,813	3,094
Investing Activities
Capital expenditures	(2,401)	(1,910)

Net cash used in investing activities	(2,401)	(1,910)
Financing Activities
Payments of long-term debt	(1,736)	(1,273)
Payments of finance lease liabilities	(45)	(36)

Net cash used in financing activities	(1,781)	(1,309)
Effect of translation adjustments on cash and cash equivalents	32	(107)

Net increase (decrease) in cash and cash equivalents	6,663	(232)
Cash and cash equivalents, beginning of period	21,489	35,497

Cash and cash equivalents, end of period	$28,152	$35,265

Supplemental information
Interest paid during the period, net of capitalized amounts	$17,095	$14,775

Income taxes paid (refunds received) during the period, net	$240	$(185)

Loar Holdings Inc.

Table – 4: Reconciliation of Net income (Loss) to EBITDA and Adjusted EBITDA

(Amounts in thousands) (Unaudited)

	Three Months Ended March 31,
	2024	2023
Net income (loss)	$2,249	$(7,519)
Adjustments:
Interest expense, net	17,734	15,402
Income tax provision	1,374	9,172

Operating income	21,357	17,055
Depreciation	2,678	2,446
Amortization	7,265	6,880

EBITDA	31,300	26,381
Adjustments:
Other income (1)	—	(48)
Transaction expenses (2)	176	183
Stock-based compensation (3)	87	92
Acquisition integration costs (4)	1,467	238

Adjusted EBITDA	$33,030	$26,846

Net sales	$91,844	$74,246
Net income (loss) margin	2.4%	(10.1)%
Adjusted EBITDA Margin	36.0%	36.2%

(1)	Represents a grant from the U.S. Department of Transportation under the Aviation Manufacturing Jobs Protection Program.
(2)

Represents third party transaction-related costs for acquisitions comprising deal fees, legal, financial and tax due diligence expenses, and valuation costs that are required to be expensed as incurred.

(3)	Represents the non-cash compensation expense recognized by the Company for our restricted equity unit awards.
(4)	Represents costs incurred to integrate acquired businesses and product lines into our operations, facility relocation costs and other acquisition-related costs.